Exhibit 99.1

Visant Corporation and Subsidiaries

Unaudited Pro Forma Financial Information

On July 14, 2014, Visant Corporation (“Visant”, and together with its consolidated subsidiaries, the “Company”) completed the sale of substantially all of the assets of its The Lehigh Press LLC (“Lehigh”) subsidiary, consisting of its Lehigh Direct Broadview, Illinois operations (collectively, the “Lehigh Assets”), to The Segerdahl Corp. for a total purchase price of approximately $22.0 million subject to certain working capital adjustments and inclusive of seller notes (the “Lehigh Transaction”). The Lehigh Transaction did not individually involve a significant amount of assets of the Company. On September 23, 2014, Visant completed the contribution of 100% of the capital stock of AKI, Inc. d/b/a Arcade Marketing (“Arcade”) under that certain Omnibus Transaction Agreement with OCM Luxembourg Ileos Holdings S.à.r.l. (“Ileos”) and Tripolis Holdings S.à.r.l. (“Luxco”), resulting in the formation of a new strategic venture, for proceeds of approximately $334.5 million in cash and a 25% minority equity interest in Luxco (the “Arcade Transaction”, and together with the Lehigh Transaction, the “Sale Transactions”). Visant’s equity interest in Luxco will be accounted for under the equity method of accounting as prescribed by accounting principles generally accepted in the United States of America.

On September 23, 2014, Visant also completed the refinancing of its senior secured credit facilities (the “Refinancing”, and together with the Sale Transactions, the “Transactions”) pursuant to which it terminated its existing senior secured credit agreement (the “Existing Credit Agreement”) and entered into a new senior secured credit agreement (the “New Credit Agreement”). The New Credit Agreement establishes new senior secured credit facilities in an aggregate amount of $880.0 million, consisting of a $775.0 million tranche term loan facility (the “Term Loan Facility”) and a $105.0 million revolving credit facility (the “Revolver”).

The following unaudited pro forma consolidated financial statements of the Company as of and for the six months ended June 28, 2014 and for each of the fiscal years ended December 28, 2013, December 29, 2012 and December 31, 2011, respectively, give effect to the Transactions. The Unaudited Pro Forma Condensed Consolidated Balance Sheet assumes the Transactions occurred on June 28, 2014. The Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 28, 2014 and each of the fiscal years ended December 28, 2013, December 29, 2012 and December 31, 2011, respectively, assume the Transactions occurred on the first day of the earliest fiscal period presented (January 2, 2011) and carried through all periods presented.

The unaudited pro forma consolidated financial statements are derived from the historical consolidated financial statements of the Company. Adjustments are included to the extent they are directly attributable to the Transactions, factually supportable and, with respect to the Unaudited Pro Forma Condensed Combined Statements of Operations, expected to have a continuing impact on the Company’s operating results.

The adjustments reflected are based on currently available information and certain preliminary estimates and assumptions and, therefore, the actual effects of the Transactions, including any related tax impact, may differ from the effects reflected in the unaudited pro forma consolidated financial statements.

VISANT CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of June 28, 2014

In thousands, except share amounts	As Reported	Sale Transactions [a]	Other Adjustments	Notes	Pro Forma
ASSETS
Cash and cash equivalents	$127,744	$325,568	$(364,715)	[b]	$88,597
Accounts receivable, net	130,539	(36,889)	—		93,650
Inventories	69,620	(16,909)	—		52,711
Salespersons overdrafts, net of allowance of $9,555	13,108	—	—		13,108
Prepaid expenses and other current assets	14,876	(2,831)	—		12,045
Income tax receivable	1,299	(1,299)	—		—
Deferred income taxes	16,598	(1,323)	(302)	[d]	14,973

Total current assets	373,784	266,317	(365,017)		275,084

Property, plant and equipment	550,468	(180,316)	—		370,152
Less accumulated depreciation	(371,362)	120,720	—		(250,642)

Property, plant and equipment, net	179,106	(59,596)	—		119,510
Goodwill	927,203	(178,099)	—		749,104
Intangibles, net	360,999	(17,084)	—		343,915
Deferred financing costs, net	28,242	—	(3,493)	[c]	24,749
Deferred income taxes	2,342	(295)	3,380	[d]	5,427
Other assets	14,634	50,434	—		65,068

Total assets	$1,886,310	$61,677	$(365,130)		$1,582,857

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDER’S DEFICIT
Short-term borrowings	$—	$—	$30,000	[b]	$30,000
Accounts payable	43,889	(16,826)	—		27,063
Accrued employee compensation and related taxes	27,768	(6,647)	—		21,121
Commissions payable	26,675	(407)	—		26,268
Customer deposits & deferred revenue	67,939	(561)	—		67,378
Income taxes payable	30,492	(2,220)	222	[d]	28,494
Current portion of long-term debt and capital leases	3,903	(1,207)	7,750	[e]	10,446
Interest payable	33,785	(86)	(14,146)	[f]	19,553
Other accrued liabilities	29,451	(4,511)	—		24,940

Total current liabilities	263,902	(32,465)	23,826		255,263

Long-term debt and capital leases — less current maturities	1,870,382	(16,789)	(362,220)	[g]	1,491,373
Deferred income taxes	144,371	(4,865)	(11,408)	[d]	128,098
Pension liabilities, net	46,909	—	—		46,909
Other noncurrent liabilities	39,270	(4,158)	—		35,112

Total liabilities	2,364,834	(58,277)	(349,802)		1,956,755

Mezzanine equity	11	—	—		11
Preferred stock $.01 par value; authorized 300,000 shares; none issued and outstanding at June 28, 2014	—	—	—		—
Common stock $.01 par value; authorized 1,000 shares; 1,000 shares issued and outstanding at June 28, 2014	—	—	—		—
Additional paid-in-capital	61,019	—	—		61,019
Accumulated deficit	(499,899)	122,128	(15,328)	[h]	(393,099)
Accumulated other comprehensive loss	(39,655)	(2,174)	—		(41,829)

Total stockholder’s deficit	(478,535)	119,954	(15,328)		(373,909)

Total liabilities, mezzanine equity and stockholder’s deficit	$1,886,310	$61,677	$(365,130)		$1,582,857

See notes to Unaudited Pro Forma Condensed Combined Financial Information.

VISANT CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the Six Months Ended June 28, 2014

In thousands	As Reported	Other Adjustments	Notes	Pro Forma
Net sales	$687,919	$(129,907)	[a]	$558,012
Cost of products sold	307,564	(92,701)	[a]	214,863

Gross profit	380,355	(37,206)		343,149
Selling and administrative expenses	207,754	(25,860)	[a]	181,894
Gain on disposal of fixed assets	(347)	22	[a]	(325)
Special charges	6,000	(401)	[a]	5,599

Operating income	166,948	(10,967)		155,981
Interest expense, net	77,439	(7,462)	[a]	69,977

Income before income taxes	89,509	(3,505)		86,004
Provision for income taxes	35,269	2,906	[a]	38,175

Net income	$54,240	$(6,411)		$47,829

See notes to Unaudited Pro Forma Condensed Combined Financial Information.

VISANT CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the Year Ended December 28, 2013

In thousands	As Reported	Other Adjustments	Notes	Pro Forma
Net sales	$1,127,703	$(273,696)	[a]	$854,007
Cost of products sold	543,401	(192,086)	[a]	351,315

Gross profit	584,302	(81,610)		502,692
Selling and administrative expenses	405,962	(56,028)	[a]	349,934
Gain on disposal of fixed assets	(835)	(23)	[a]	(858)
Special charges	20,561	(325)	[a]	20,236

Operating income	158,614	(25,234)		133,380
Interest expense, net	155,268	(15,381)	[a]	139,887

Income (loss) before income taxes	3,346	(9,853)		(6,507)
Provision for income taxes	2,265	6,945	[a]	9,210

Net income (loss)	$1,081	$(16,798)		$(15,717)

See notes to Unaudited Pro Forma Condensed Combined Financial Information.

VISANT CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the Year Ended December 29, 2012

In thousands	As Reported	Other Adjustments	Notes	Pro Forma
Net sales	$1,155,342	$(269,483)	[a]	$885,859
Cost of products sold	549,490	(180,436)	[a]	369,054

Gross profit	605,852	(89,047)		516,805
Selling and administrative expenses	426,376	(52,474)	[a]	373,902
Gain on disposal of fixed assets	(1,629)	(84)	[a]	(1,713)
Special charges	75,905	(27,996)	[a]	47,909

Operating income	105,200	(8,493)		96,707
Interest expense, net	158,924	(15,263)	[a]	143,661
Gain on repurchase and redemption of debt	(947)	—	[a]	(947)

Loss before income taxes	(52,777)	6,770		(46,007)
Provision for income taxes	5,823	(2,268)	[a]	3,555

Net loss	$(58,600)	$9,038		$(49,562)

See notes to Unaudited Pro Forma Condensed Combined Financial Information.

VISANT CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2011

In thousands	As Reported	Other Adjustments	Notes	Pro Forma
Net sales	$1,217,792	$(271,961)	[a]	$945,831
Cost of products sold	572,611	(182,527)	[a]	390,084

Gross profit	645,181	(89,434)		555,747
Selling and administrative expenses	449,801	(50,320)	[a]	399,481
Gain on disposal of fixed assets	(910)	144	[a]	(766)
Special charges	44,413	(369)	[a]	44,044

Operating income	151,877	(38,889)		112,988
Interest expense, net	164,136	(15,379)	[a]	148,757
Loss on repurchase and redemption of debt	—	58,277	[a]	58,277

Loss before income taxes	(12,259)	(81,787)		(94,046)
Provision for (benefit from) income taxes	2,625	(24,683)	[a]	(22,058)

Net loss	$(14,884)	$(57,104)		$(71,988)

See notes to Unaudited Pro Forma Condensed Combined Financial Information.

Visant Corporation and Subsidiaries

Notes to Unaudited Pro Forma Condensed Combined Financial Information

The following notes (the “Notes”) are made part of the Unaudited Pro Forma Condensed Consolidated Balance Sheet:

[a] Reflects adjustments to the Company’s historical account balances as if the Sale Transactions had occurred on June 28, 2014, including the receipt of an aggregate of $351.4 million of cash proceeds, partially offset by estimated cash outflows of: (i) a $16.5 million principal and interest payment under the Existing Credit Agreement in connection with the Lehigh Transaction; and (ii) the elimination of $9.3 million of historical cash balances attributable to the Arcade Transaction.

[b] Reflects adjustments to the Company’s historical account balances as if proceeds under the New Credit Agreement of approximately $773.4 million pursuant to the Refinancing (net of fees and original issue discount), including $30.0 million of borrowings under the Revolver offset by approximately $1,138.2 million related to the repayment of outstanding principal and interest paid in connection with the termination of the Existing Credit Agreement pursuant to the Refinancing, had been received as of June 28, 2014.

[c] Represents adjustments to the Company’s historical account balances as if the net impact on deferred financing fees resulting from the Refinancing had occurred as of June 28, 2014.

[d] Reflects adjustments to the Company’s historical account balances as if the tax impact of the pro forma adjustments described in the Notes had been recognized as of June 28, 2014.

[e] Represents the required amortization payments under the New Credit Agreement due within 12 months following June 28, 2014.

[f] Represents adjustments to the Company’s historical account balances as if the payment of outstanding interest in connection with the Refinancing and included in the $1,138.2 million payment made at the closing of the Refinancing had occurred as of June 28, 2014.

[g] Represents adjustments to the Company’s historical account balances as if the net impact of the Refinancing and related pay down under the Existing Credit Agreement with the proceeds from the Arcade Transaction had occurred as of June 28, 2014.

[h] Represents adjustments to the Company’s historical account balances as if increases to the Company’s stockholders’ deficit due to the write-off of approximately $11.8 million of deferred financing fees, net of tax, and $6.0 million of original issue discount, net of tax, attributable to the term loan under the Existing Credit Agreement extinguished in connection with the Refinancing and the related tax effects had occurred as of June 28, 2014.

The following notes (the “Notes”) are made part of the Unaudited Pro Forma Condensed Combined Statements of Operations:

[a] Represents adjustments to the Company’s historical account balances as if the Transactions had occurred on the first day of the earliest fiscal period presented (January 2, 2011) and carried through all periods presented. Such adjustments therefore include costs incurred associated with the Transactions. The Company’s historical account balances have not been adjusted to include Visant’s proportional share of Luxco’s historical results under the equity method of accounting as such amounts are not determinable.